Exhibit 99.1

The ONE Group Reports Second Quarter 2024 Financial Results

Completed Acquisition of Benihana and RA Sushi in May

Increased Revenue to $172.5 Million or 107%

Denver, CO – (BUSINESS WIRE) – August 6, 2024 – The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the second quarter ended June 30, 2024.

Highlights for the second quarter 2024 compared to the same quarter in 2023 are as follows (the prior year quarter excludes any contribution from the recent acquisition of Benihana, which closed in May 2024):

●	Total GAAP revenues increased 106.8% to $172.5 million from $83.4 million;
●	Comparable sales* decreased 7.0%;
●	GAAP net loss available to common stockholders was $11.5 million, or $0.36 net loss per share ($0.08 adjusted net income per share) ****, compared to GAAP net income available to common stockholders of $0.6 million, or $0.02 net income per share ($0.06 adjusted net income per share) ****
●	Restaurant Operating Profit*** increased 151.3% to $30.0 million from $11.9 million;
●	Restaurant Operating Profit Margin*** increased 280 basis points to 17.7% from 14.9%; and
●	Adjusted EBITDA** increased 180.6% to $23.9 million from $8.5 million.

"We are pleased to be building lasting relationships with our guests through unforgettable VIBE dining experiences while generating industry leading AUVs. Notably, the cost-saving initiatives we put in place last year coupled with our strong new restaurant performance drove restaurant level profit and restaurant level margin to increase at Kona Grill and stay relatively flat at STK, despite the challenging same store sales environment.”

“In May, we completed our acquisition of the Benihana and RA Sushi brands and welcomed nearly 6,500 new teammates. We have since begun integrating them into our Company and have already started realizing synergies in G&A, purchasing and operations. To date, we have realized approximately $9 million in G&A synergies since the closing and over the next two years, we expect to achieve another $11 million in G&A, supply chain and other operational synergies for a total of $20 million in annual synergies as we leverage our larger scale, combine our expertise, and enhance our capabilities to develop a best-in-class supply chain across our now-expanded portfolio.”

Hilario concluded, “We have a strong pipeline for unit growth in 2024 and beyond. We recently opened a RA Sushi in Plantation, Florida that is off to a strong start and there are another six to nine additional new venues that should open this year. Our expansion story points to significant opportunity ahead.”

*Comparable sales represent total U.S. food and beverage sales at owned and managed units opened for at least a full 24-months. This measure includes total revenue from our owned and managed locations. The Company monitors sales growth at its established restaurant base in addition to growth that results from restaurant acquisitions and new restaurant openings.

**We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses, stock-based compensation, transaction and exit costs and transition and integration expenses. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Net Income to Adjusted EBITDA in this release.

***We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses. Restaurant Operating Profit has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Operating income to Restaurant Operating Profit in this release.

****We define Adjusted Net Income / (Loss) to Common Stockholders as net income / (loss) to common stockholders before transaction and exit expenses, transition and integration expenses, non-cash rent during the pre-opening period, other non-recurring costs and the income tax effect of any adjustments. Adjusted Net Income / (Loss) to Common Stockholders has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Net (Loss) / Income to Common Stockholders to Adjusted Net Income / (Loss) to Common Stockholders in this release.

Acquisition of Benihana Inc. Owner

On May 1, 2024, the Company announced it had completed its previously announced acquisition of Safflower Holdings Corp., the owner of Benihana Inc. (“Benihana”), for $365 million in cash. The transaction was financed with a portion of a new $390 million term loan and revolving credit facility and $160 million in preferred equity primarily issued to an affiliate of Hill Path Capital LP.

Restaurant Development

The Company intends to open eight to eleven new venues in 2024 consisting of three to four STKs, two to three Kona Grills, one to two Benihanas, one Salt Water Social and one RA Sushi.

In March 2024, the Company opened an STK restaurant in Washington, DC and in July 2024, the Company opened a RA Sushi in Plantation, Florida.

There are currently two Company-owned STK restaurants, one Company-owned Kona Grill restaurant, one Company-owned Salt Water Social restaurant and one Company-owned Benihana restaurant under construction in the following cities:

●	Owned STK restaurant in Aventura, Florida
●	Owned Kona Grill restaurant in Tigard, Oregon
●	Owned Salt Water Social restaurant in Denver, Colorado
●	Owned STK restaurant in Topanga, California
●	Owned Benihana restaurant in San Mateo, California

Share Repurchase Program

In March 2024, the Company’s Board of Directors authorized a $5 million share repurchase program. During the second quarter of 2024, the Company spent $0.9 million for the repurchases of 0.2 million shares.

2024 Targets

The Company is reaffirming its 2024 targets, which are inclusive of the acquisition of Benihana.

US$s in millions
Financial Results and Other Select Data US$s in millions	2024 Guidance 1/1/2024-12/31/2024
Total GAAP revenues	$700 to $740
Managed, license, franchise and incentive fee revenues	$17 to $19
Total owned operating expenses as a percentage of owned restaurant net revenue	Approx. 83.0%
Consolidated Total G&A excluding stock-based compensation	Approx. $40
Consolidated Adjusted EBITDA	$95 to $100
Consolidated Restaurant pre-opening expenses	$7 to $9
Consolidated Effective income tax rate	5% to 10%
Consolidated Total capital expenditures, net of allowances received by landlords	$50 to $60
Consolidated Number of new system-wide venues	Eight to Eleven

Guidance Analysis US$s in millions	2023 (1)	2023 Pro Forma (2)	Guidance	Growth %
The ONE Group Pre-acquisition	$40.1	$40.1	$45	12.2%
Benihana Pre-acquisition	$61.0	$41.0	$50 to $55	22.0% to 34.1%
Consolidated	$101.1	$81.1	$95 to $100	17.1% to 23.3%

(1) $61 million is the latest full fiscal year for Benihana as of 3/31/2024

(2) Benihana is adjusted for eight months of The ONE Group ownership (May through December)

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer, and Tyler Loy, Chief Financial Officer, will host a conference call and webcast today at 4:30 PM Eastern Time.

The conference call can be accessed live over the phone by dialing 412-542-4186. A replay will be available after the call and can be accessed by dialing 412-317-6671; the passcode is 10190088. The replay will be available until Tuesday, August 20, 2024.

The webcast can be accessed from the Investor Relations tab of The ONE Group’s website at www.togrp.com under “News / Events.”

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is an international restaurant company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both in the U.S. and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands and operations are:

●	STK, a modern twist on the American steakhouse concept with restaurants in major metropolitan cities in the U.S., Europe, and the Middle East, featuring premium steaks, seafood, and specialty cocktails in an energetic upscale atmosphere.
●	Benihana, a leading operator of highly differentiated experiential brands that owns the only national teppanyaki brand in the US. The Company also franchises Benihanas in the U.S., Caribbean, Central America, and South America.
●	Kona Grill, a polished casual, bar-centric grill concept with restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.
●	RA Sushi, a Japanese cuisine concept that offers a fun-filled, bar-forward, upbeat, and vibrant dining atmosphere with restaurants in the U.S. anchored by creative sushi, inventive drinks, and outstanding service.
●	ONE Hospitality, The ONE Group’s food and beverage hospitality services business, develops, manages, and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos currently operating venues in the U.S. and Europe.

Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including with respect to the impact of the Safflower Holdings acquisition, restaurant openings and 2024 financial targets. Forward-looking statements may be identified by the use of words such as “target,” “intend,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) our ability to integrate the new or acquired restaurants into our operations without disruptions to operations; (2) our ability to capture anticipated synergies; (3) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain employees; (4)factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (5) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (6) changes in applicable laws or regulations; (7) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (8) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed for the year ended December 31, 2023 and Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Seth Grugle

(646) 277-1272

seth.grugle@icrinc.com

THE ONE GROUP HOSPITALITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except earnings per share and related share information)

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
Revenues:
Owned restaurant net revenue	$169,021	$79,923	$250,529	$158,502
Management, license, franchise and incentive fee revenue	3,473	3,470	6,960	7,447
Total revenues	172,494	83,393	257,489	165,949
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales	35,877	19,215	54,591	38,070
Owned restaurant operating expenses	103,192	48,784	152,830	95,611
Total owned operating expenses	139,069	67,999	207,421	133,681
General and administrative (including stock-based compensation of $1,495, $1,234, $2,853 and $2,554 for the three and six months ended June 30, 2024 and 2023, respectively)	10,622	8,039	18,156	15,523
Depreciation and amortization	8,025	3,506	13,285	7,162
Transaction and exit costs	6,826	—	8,349	—
Transition and integration expenses	3,794	—	3,794	—
Pre-opening expenses	2,504	1,609	5,418	2,908
Other expenses	—	195	32	352
Total costs and expenses	170,840	81,348	256,455	159,626
Operating income	1,654	2,045	1,034	6,323
Other expenses, net:
Interest expense, net of interest income	7,865	1,642	9,943	3,429
Loss on early debt extinguishment	4,149	—	4,149	—
Total other expenses, net	12,014	1,642	14,092	3,429
(Loss) income before provision for income taxes	(10,360)	403	(13,058)	2,894
(Benefit) provision for income taxes	(3,268)	(13)	(3,536)	148
Net (loss) income	(7,092)	416	(9,522)	2,746
Less: net loss attributable to noncontrolling interest	(163)	(152)	(524)	(428)
Net (loss) income attributable to The ONE Group Hospitality, Inc.	$(6,929)	$568	$(8,998)	$3,174
Series A Preferred Stock paid-in-kind dividend and accretion	(4,538)	—	(4,538)	—
Net (loss) income available to common stockholders	$(11,467)	$568	$(13,536)	$3,174

Net (loss) income per common share:
Basic	$(0.36)	$0.02	$(0.43)	$0.10
Diluted	$(0.36)	$0.02	$(0.43)	$0.10

Weighted average common shares outstanding:
Basic	31,424,938	31,782,783	31,376,951	31,730,299
Diluted	31,424,938	32,673,457	31,376,951	32,779,821

The following table sets forth certain statements of operations data as a percentage of total revenues for the periods indicated. Certain percentage amounts may not sum to total due to rounding.

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
Revenues:
Owned restaurant net revenue	98.0%	95.8%	97.3%	95.5%
Management, license, franchise and incentive fee revenue	2.0%	4.2%	2.7%	4.5%
Total revenues	100.0%	100.0%	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales (1)	21.2%	24.0%	21.8%	24.0%
Owned restaurant operating expenses (1)	61.1%	61.0%	61.0%	60.3%
Total owned operating expenses (1)	82.3%	85.1%	82.8%	84.3%
General and administrative (including stock-based compensation of 0.9%, 1.5%, 1.1%, and 1.5%, for the three and six months ended June 30, 2024 and 2023, respectively)	6.2%	9.6%	7.1%	9.4%
Depreciation and amortization	4.7%	4.2%	5.2%	4.3%
Transaction and exit costs	4.0%	—%	3.2%	—%
Transition and integration expenses	2.2%	—%	1.5%	—%
Pre-opening expenses	1.5%	1.9%	2.1%	1.8%
Other expenses	—%	0.2%	—%	0.2%
Total costs and expenses	99.0%	97.5%	99.6%	96.2%
Operating income	1.0%	2.5%	0.4%	3.8%
Other expenses, net:
Interest expense, net of interest income	4.6%	2.0%	3.9%	2.1%
Loss on early debt extinguishment	2.4%	—%	1.6%	—%
Total other expenses, net	7.0%	2.0%	5.5%	2.1%
(Loss) income before provision for income taxes	(6.0)%	0.5%	(5.1)%	1.7%
(Benefit) provision for income taxes	(1.9)%	—%	(1.4)%	0.1%
Net (loss) income	(4.1)%	0.5%	(3.7)%	1.7%
Less: net loss attributable to noncontrolling interest	(0.1)%	(0.2)%	(0.2)%	(0.3)%
Net (loss) income attributable to The ONE Group Hospitality, Inc.	(4.0)%	0.7%	(3.5)%	1.9%

(1)	These expenses are being shown as a percentage of owned restaurant net revenue.

THE ONE GROUP HOSPITALITY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	June 30,	December 31,
	2024	2023
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$32,247	$21,047
Credit card receivable	10,979	7,234
Restricted cash and cash equivalents	552	—
Accounts receivable	9,287	10,030
Inventory	9,164	6,184
Other current assets	4,849	1,809
Due from related parties	376	376
Total current assets	67,454	46,680

Operating lease right-of-use assets	271,160	95,075
Property and equipment, net	260,385	139,908
Goodwill	145,162	—
Intangibles, net	146,193	15,306
Deferred tax assets, net	45,236	14,757
Other assets	8,639	4,636
Security deposits	1,635	883
Total assets	$945,864	$317,245

LIABILITIES, SERIES A PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,723	$19,089
Accrued expenses	52,474	28,333
Current portion of operating lease liabilities	16,523	6,897
Deferred gift card revenue and other	6,715	2,077
Current portion of long-term debt	3,500	1,500
Other current liabilities	559	266
Total current liabilities	106,494	58,162

Long-term debt, net of current portion, unamortized discount and debt issuance costs	330,861	70,410
Operating lease liabilities, net of current portion	294,171	120,481
Other long-term liabilities	5,116	832
Total liabilities	736,642	249,885

Commitments and contingencies (Note 17)

Series A preferred stock, $0.0001 par value, 160,000 shares authorized; 160,000 issued and outstanding at June 30, 2024 and 0 issued and outstanding at December 31, 2023	143,481	—

Stockholders’ equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 33,765,978 issued and 31,297,200 outstanding at June 30, 2024 and 33,560,428 issued and 31,283,975 outstanding at December 31, 2023	3	3
Preferred stock, other than Series A preferred stock, $0.0001 par value, 9,840,000 shares authorized; no shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	—	—
Treasury stock, at cost, 2,468,778 shares at June 30, 2024 and 2,276,453 shares at December 31, 2023	(15,939)	(15,051)
Additional paid-in capital	71,656	58,270
Retained earnings	15,348	28,884
Accumulated other comprehensive loss	(2,987)	(2,930)
Total stockholders’ equity	68,081	69,176
Noncontrolling interests	(2,340)	(1,816)
Total stockholder's equity	65,741	67,360
Total liabilities, Series A preferred stock and stockholders' equity	$945,864	$317,245

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, Adjusted EBITDA, Restaurant Operating Profit and Adjusted Net Income (Loss).

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Owned restaurant net revenue (1)	$169,021	$79,923	$250,529	$158,502
Management, license, franchise and incentive fee revenue	3,473	3,470	6,960	7,447
GAAP revenues	$172,494	$83,393	$247,489	$165,949

Food and beverage sales from managed units (1)	32,090	30,001	60,194	60,703

Total food and beverage sales at owned and managed units	$201,111	$109,924	$310,723	$219,205

(1) Components of total food and beverage sales at owned and managed units.

The following table presents the elements of the quarterly and annual Same Store Sales measure for 2023 and 2024:

	2023 vs. 2022					2024 vs. 2023
	Q1	Q2	Q3	Q4	YTD	Q1	Q2
US STK Owned Restaurants	1.0%	(10.1)%	(7.8)%	(6.5)%	(6.0)%	(6.0)%	(11.9)%
US STK Managed Restaurants	15.4%	2.5%	0.7%	0.7%	4.9%	(8.6)%	(7.4)%
US STK Total Restaurants	5.3%	(6.8)%	(5.5)%	(4.6)%	(3.0)%	(6.8)%	(10.6)%
Benihana Total Restaurants							(1.0)%
Kona Grill Total Restaurants	(4.3%)	(1.5)%	1.1%	(3.9)%	(2.2)%	(9.7)%	(14.0)%
RA Sushi Total Restaurants							(10.3)%
Combined Same Store Sales	1.6%	(4.7)%	(3.0)%	(4.3)%	(2.7)%	(7.9)%	(7.0)%

Adjusted EBITDA. We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses, stock-based compensation, certain transactional and exit costs and transition and integration expenses. Not all the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
Net (loss) income attributable to The ONE Group Hospitality, Inc.	$(6,929)	$568	$(8,998)	$3,174
Net loss attributable to noncontrolling interest	(163)	(152)	(524)	(428)
Net (loss) income	(7,092)	416	(9,522)	2,746
Interest expense, net	7,865	1,642	9,943	3,429
(Benefit) provision for income taxes	(3,268)	(13)	(3,536)	148
Depreciation and amortization	8,025	3,506	13,285	7,162
EBITDA	5,530	5,551	10,170	13,485
Pre-opening expenses	2,504	1,609	5,418	2,908
Stock-based compensation	1,495	1,234	2,853	2,554
Transaction and exit costs	6,826	—	8,349	—
Transition and integration expenses	3,794	—	3,794	—
Non-cash rent expense (1)	(429)	(123)	(691)	(154)
Loss on early debt extinguishment	4,149	—	4,149	—
Other expenses	—	195	32	352
Adjusted EBITDA	23,869	8,466	34,074	19,145
Adjusted EBITDA attributable to noncontrolling interest	(71)	(65)	(333)	(254)
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$23,940	$8,532	$34,407	$19,400

(1)	Non-cash rent expense is included in owned restaurant operating expenses and general and administrative expense on the consolidated statements of operations and comprehensive income.

Restaurant Operating Profit. We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses.

We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance, and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to our competitors. We use these metrics to facilitate a comparison of our operating performance on a consistent basis from period to period, to analyze the factors and trends affecting our business and to evaluate the performance of our restaurants.

The following table presents a reconciliation of Operating income to Restaurant Operating Profit for the period indicated (in thousands):

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
Operating income as reported	$1,654	$2,045	$1,034	$6,323
Management, license and incentive fee revenue	(3,473)	(3,470)	(6,960)	(7,447)
General and administrative	10,622	8,039	18,156	15,523
Depreciation and amortization	8,025	3,506	13,285	7,162
Transaction and exit costs	6,826	—	8,349	—
Transition and integration expenses	3,794	—	3,794	—
Pre-opening expenses	2,504	1,609	5,418	2,908
Other expenses	—	195	32	352
Restaurant Operating Profit	$29,952	$11,924	$43,108	$24,821
Restaurant Operating Profit as a percentage of owned restaurant net revenue	17.7%	14.9%	17.2%	15.7%

Restaurant Operating Profit by brand is as follows (in thousands):

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
STK restaurant operating profit (Company owned)	$9,114	$8,463	$20,221	$18,854
STK restaurant operating profit (Company owned) as a percentage of STK revenue (Company owned)	18.3%	18.6%	20.0%	20.2%
Benihana restaurant operating profit (Company owned)	$16,734	$—	$16,734	$—
Benihana restaurant operating profit (Company owned) as a percentage of Benihana revenue (Company owned)	21.4%	—	21.4%	—
Core Kona Grill restaurant operating profit	$3,308	$3,296	$5,625	$5,628
Core Kona Grill restaurant operating profit as a percentage of Core Kona Grill revenue	12.1%	11.0%	10.3%	9.9%
Non-core Kona Grill restaurant operating profit	$(171)	$98	$(427)	$267
Non-core Kona Grill restaurant operating profit as a percentage of Non-core Kona Grill revenue	(5.2)%	2.3%	(6.7)%	3.3%
Core RA Sushi restaurant operating profit	1,034	—	1,034	—
Core RA Sushi restaurant operating profit as a percentage of Core RA Sushi revenue	11.1%	—	11.1%	—
Non-core RA Sushi restaurant operating profit	(71)	—	(71)	—
Non-core RA Sushi restaurant operating profit as a percentage of Non-core RA Sushi revenue	(5.3)%	—	(5.3)%	—

(1)	Non-core restaurants are restaurants in which the Company is strategically evaluating through lease negotiations, rebranding, or closure.

Adjusted Net Income. We define Adjusted Net Income as net income before transaction and exit costs, transition and integration expenses, lease termination expenses, one-time stock-based compensation, non-recurring costs, non-cash rent during the pre-opening period and the income tax effect of any adjustments.

We believe that Adjusted Net Income is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain one-time expenses that are not reflective of the underlying business performance. Adjusted Net Income is included in this press release because it is a key metric used by management, and we believe that it provides useful information facilitating performance comparisons from period to period. Adjusted Net Income has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
Net (loss) income available to common stockholders as reported	$(11,467)	$568	$(13,536)	$3,174
Adjustments:
Transaction and exit costs	6,826	—	8,349	—
Transition and integration expenses	3,794	—	3,794	—
Loss on early debt extinguishment	4,149	—	4,149	—
Non-cash pre-opening expenses(1)	367	1,122	708	1,548
Other expenses	—	195	32	352
Adjusted net income before income taxes	3,669	1,885	3,496	5,074
Income tax effect on adjustments(2)	(879)	(81)	(1,277)	(119)
Adjusted net income available to common stockholders as reported	$2,790	$1,804	$2,219	$4,955

Adjusted net income per share: Basic	$0.09	$0.06	$0.07	$0.16
Adjusted net income per share: Diluted	$0.08	$0.06	$0.07	$0.15

Shares used in computing basic income per share	31,424,938	31,782,783	31,376,951	31,730,299
Shares used in computing diluted income per share	33,104,542	32,673,457	33,398,219	32,779,821

(1)	Non-cash pre-opening expenses relate to non-cash rent expense during the pre-opening period.
(2)	Reflects the tax expense associated with the adjustments for the three and six months ended June 30, 2024, and June 30, 2023. The Company uses its estimated normalized annual tax rate.